UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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CapStar Financial Holdings, Inc.

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March 11, 2019

BY HAND AND FEDERAL EXPRESS

Gaylon M. Lawrence

1201 Demonbreun Street

Suite 1460

Nashville, Tennessee 37203

Dear Mr. Lawrence:

We are in receipt of your letter of March 4, 2019. Your letter does not dispute that your February 5, 2019 notice of intention to nominate yourself and Mr. Jason West for election to CapStar’s Board of Directors was delivered more than a month after the deadline established in CapStar’s bylaws. In view of that untimeliness, after a meeting of the Nominating, Governance and Community Affairs Committee of CapStar’s Board of Directors (the “Committee”) and full consideration of all relevant matters, we promptly responded to you, by letter dated February 14, 2019, to notify you of your failure to comply with Article Two, Section 12 of our bylaws, and the resulting determination by the Committee that your purported notice was invalid.

You assert in your March 4 letter that the timeline for director nominations, which has been set forth in our bylaws and publicly available for as long as you have been a shareholder, should not apply to you because of a reference to a purported different timeline for shareholder proposals that appeared in CapStar’s 2018 annual meeting proxy statement. Director nominations and shareholder proposals are distinct, and the proxy rules that you cite in your letter establish as much. Rule 14a-5(e)(2), which you have cited, requires proxy statements to disclose deadlines for “shareholder proposal[s] submitted outside the processes of [Rule 14a-8].” Rule 14a-8, also cited in your letter, likewise pertains exclusively to “[s]hareholder proposals” and effectively defines them to exclude matters pertaining to “[d]irector elections.” Rule 14a-8(i)(8).

CapStar’s 2018 annual meeting proxy statement did disclose the timeline for “nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder.” The description accurately reflected the applicable provision of our bylaws: notices are required to be delivered “not less than 75 days nor more than 120 days” before the anniversary of the date on which the proxy was mailed for the prior year’s annual meeting. The mailing date appeared on the first page of the 2018 annual meeting proxy, giving you everything you needed to determine that the director nomination deadline for the 2019 annual meeting was January 3, 2019. The 2018 annual meeting proxy statement also included express language advising readers to review the bylaws themselves, noting that the description of the advance notice bylaw that appeared in the proxy “is a summary and is qualified in its entirety by reference to the full text of the Bylaws.” Our bylaws are publicly available both on the SEC EDGAR website (a hyperlink was included in the electronically filed version of the 2018 annual meeting proxy statement) and on the “Investor Relations” page of our website under “SEC Filings.”

The scrivener’s error in the 2018 annual meeting proxy statement’s description of the timeline for shareholder proposals, which does not relate in any way to your purported notice of nomination, is obvious on its face, because the “February 5, 2018” date that was given for “proposal[s] to be acted upon at the 2019 Annual Meeting of Shareholders” had already lapsed by nearly two months at the time the 2018 annual meeting proxy statement was mailed. As noted above, this reference was bracketed by a detailed description, on the same page, of the bylaw provision on advance notice periods and an advisement to investors to review the bylaws themselves. The suggestion in your correspondence that an obviously mistaken and qualified reference to a February 5, 2018 timeline for shareholder proposals misled you to believe that the deadline for director nominations was February 5, 2019, is untenable.

We have included as the attached Annex 1 a full copy of the relevant provisions of our bylaws, as well as the pertinent excerpts from our 2018 annual meeting proxy statement, which reveal the full extent of our clear communication of both the method for calculating the notice deadlines and the operative provisions of our bylaws.

Even if your notice had been received on time, it included numerous omissions and misstatements of disclosure required by our bylaws that render it invalid. These failures include:

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Item 5(b)(1)(viii) of Rule 14a-101 required you to state whether you or Mr. West are, or were within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of CapStar. Your notice states that you and Mr. West are not a party to any such arrangement, other than powers of attorney, while neglecting to identify any engagement with the investment banking firm that you hired to pursue an acquisition of CapStar, as well as the arrangements by which both you and Mr. West have pledged your CapStar shares. You also do not cite any other borrowing arrangements or provide any details regarding past or current pledges, which itself is a violation of the required disclosures under Item 5(b)(1)(vii) and Item 5(b)(1)(viii) of Rule 14a-101.

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Item 5(b)(1)(vii) of Rule 14a-101 required you to state whether or not any borrowed funds were used for the purchase of shares, and to include specified detail regarding any such transactions. Your notice does not include any disclosure of borrowings to fund the purchase of shares, including any borrowings from affiliated entities that may have funded any purchases of CapStar shares.

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Item 4(b)(4) of Rule 14a-101 required you to state the total amount estimated to be spent as well as your total actual expenditures as of February 5, 2019 for, in furtherance of, or in connection with the solicitation. Your notice omitted your actual expenditures to date.

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Item 5(b)(1)(ii) of Rule 14a-101 required you to state your present occupation or employment and the name, principal business and address of any corporation or organization where such employment is carried on. Your notice did not include this information, either for you or Mr. West.

•	Item 7(b) of Rule 14a-101 required you to describe the business experience that you and Mr. West have had during the past five years. Your notice did not do so.

•

Item 7(a) of Rule 14a-101 required you to describe any material proceedings adverse to CapStar to which you are a party. Your notice referenced, but did not describe, your pending litigation with CapStar.

All of these legal defects in your notice of nomination are in addition to the aspects of your background that are highly relevant to an assessment of the eligibility of you and your co-nominee, Mr. West, for service on CapStar’s Board of Directors. You own eight other banks in Tennessee, Arkansas, and Missouri, and Mr. West oversees all your bank-related investments. You fully control, and you and Mr. West have served together on the boards of directors of, Tennessee Bank & Trust, based in Nashville, and F&M Bank, based in Clarksville; and you recently acquired 100% of Volunteer State Bank and Guaranty Trust Mortgage Co., based in Portland. CapStar regularly competes with each of these banks for depositors, loan originations, and other strategic opportunities, and CapStar’s strategy for competing in these markets is regularly discussed among, and established by, the CapStar Board of Directors. In addition, you and Mr. West are adverse to CapStar in active litigation concerning your purchases of shares in CapStar and alleged violations of law in connection therewith. CapStar Fin. Holdings, Inc. v. Lawrence et al., 333 F. Supp. 3d 794 (M.D. Tenn. 2018).

Given your and Mr. West’s roles with our direct competitors and status as litigation adversaries, your service on our board would run afoul of our Corporate Governance Guidelines, which state that all directors should “be free of any conflict of interest that would violate any applicable laws or regulations or interfere with the proper performance of the responsibilities of a director.” Corporate Governance Guidelines at 2. Based on publicly available information, each of you and Mr. West serves as a “senior officer . . . or in equivalent positions” of one or more controlled companies. Corporate Governance Guidelines at 3. The Company understands that you serve on the board of directors of all of your banks and likely numerous others of your controlled entities. According to publicly available information, Mr. West serves on the boards of at least six companies. Our Corporate Governance Guidelines restrict service on our Board of Directors to such individuals who serve on four or fewer other boards. Corporate Governance Guidelines at 3. Your and Mr. West’s service would also contravene our Code of Ethics and Conflicts of Interest Policy, which states that “no employee, officer, director or substantial shareholder of another [competing] company shall serve as a director of [CapStar].” Code of Ethics and Conflicts of Interest Policy at 8. And even if you and Mr. West were permitted to join the Board, your conflicts and competitive position would require recusals from the Board’s discussion of such core issues as confidential supervisory information, pricing, common customers, in-market expansion, litigation, and potential strategic acquisitions or other transactions.

Following receipt of your March 4 letter, the Committee and the full Board of Directors have each met and considered your correspondence in light of the foregoing considerations. The Committee and the full Board of Directors have determined, in the exercise of their business judgment, not to waive CapStar’s advance notice bylaw or otherwise to make any exception to the express requirements of our bylaws and other organizational documents. Because “only business that has been properly brought before the meeting may be conducted” at an annual meeting, your purported notice of an intention to nominate yourself and Mr. West to the Board of Directors is not valid with respect to the 2019 Annual Meeting.

Sincerely,

Robert B. Anderson
Secretary, CapStar Financial Holdings, Inc.

Important Additional Information

CapStar Financial Holdings, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2019 Annual Meeting of Shareholders. The Company intends to file a proxy statement and an accompanying white proxy card (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company securities is included in the Company’s SEC filings on Forms 3, 4 and the Company’s definitive proxy statement for the 2018 annual meeting of shareholders. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting of Shareholders. Shareholders are able to obtain the foregoing information and will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at no charge at the Company’s website at https://ir.capstarbank.com/ under the tab “Financials & Filings.” Alternatively, these documents, when available, can be obtained at no charge from the Company upon written request to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Investor Relations or by calling (615) 732-6455.

Annex 1

Excerpt of the Bylaws of CapStar Financial Holdings, Inc.

[see attached]

the votes cast favoring an action exceed the votes cast opposing the action, unless the Charter or the TBCA requires a greater number of affirmative votes. Where a separate vote by a class or series or classes or series is required, the approval of the majority of the votes entitled to be cast within such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. Such class or series or classes or series shall not be entitled to vote separately unless expressly required by the Charter or as otherwise provided in the TBCA.

Section 10. Voting for Directors. The directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting at which a quorum is present unless otherwise provided in the Charter.

Section 11. Conduct of Meetings. The Chairman of the Board shall preside as chairman at each meeting of shareholders or, in the Chairman’s absence, the Chief Executive Officer shall so preside. At the request of the Chairman of the Board or the Chief Executive Officer, in both their absences, such other officer as the Board of Directors shall designate shall so preside at any such meeting. In the absence of a presiding officer determined in accordance with the preceding sentence, any person may be designated to so preside at a shareholders meeting by a plurality vote of the shares represented and entitled to vote at the meeting. The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a shareholders meeting shall act as secretary of such meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting, the conduct of discussion, and the propriety of any proposal brought before the meeting. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 12. Notice of Shareholder Business and Nominations. At any meeting of the shareholders, only business that has been properly brought before the meeting may be conducted. Nominations for the election of directors and the proposal of other business at an annual meeting may be made only: (a) pursuant to the Corporation’s notice of meeting; (b) by or at the direction of the Board of Directors; or (c) by a shareholder entitled to vote who complies with this Section 12.

A notice of the intent of a shareholder to make a nomination or to bring any other matter before the annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the date the Corporation commenced mailing its proxy materials for the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after its anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the seventy-fifth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In the event of a special meeting at which directors are to be elected, any shareholder entitled to vote may nominate a person or persons for election as director if the shareholder’s notice is received by the Secretary of the Corporation not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Any notice by a shareholder shall set forth:

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(a)	the name and address of the shareholder;

(b)

a representation that the shareholder is a holder of the Corporation’s voting stock (including the number and class of shares held) and that the shareholder intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

(c)

with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

(d)

with respect to notice of an intent to make a nomination, all information regarding each nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(e)	with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the Corporation if so elected.

Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE THREE

DIRECTORS

3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, except as otherwise provided in the Charter or permitted under the TBCA.

Section 2. Number and Qualifications. The number of directors of the Corporation shall be not less than five nor more than 25, which number may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. Directors need not be residents of the State of Tennessee or shareholders of the Corporation.

Section 3. Terms of Directors. The terms of all directors shall expire at the next annual shareholders meeting following their election. A decrease in the number of directors does not shorten an incumbent director’s term. The term of a director elected to fill a vacancy shall expire at the next shareholders meeting at which directors are elected. Despite the expiration of a director’s term, however, such director shall continue to serve until the director’s successor is elected and qualified or until such director’s earlier resignation or removal.

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Excerpt of the Proxy Statement for the 2018 Annual Meeting of the Shareholders of CapStar Financial Holdings, Inc.

[see attached]

ADDITIONAL INFORMATION

How and when may I submit a shareholder proposal for CapStar’s 2019 Annual Meeting of Shareholders?

Our annual meetings of shareholders are generally held in May of each year. We will consider for inclusion in our proxy materials for the 2019 Annual Meeting of Shareholders proposals that are received no later than December 22, 2017 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, and our Bylaws. Shareholders must submit their proposals to CapStar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, Attention: Corporate Secretary.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Corporate Secretary at the Company’s offices not less than 75 days nor more than 120 days prior to the anniversary date of the Company commenced mailing its proxy materials for the preceding year’s annual meeting. If the date of the annual meeting of shareholders is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then, to be timely, such notice must be received by the Company no later than 75 days prior to the date of the meeting nor more than 120 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.

To be in proper written form, a shareholder’s notice to the Company’s Secretary must set forth (i) the name and address of the shareholder, (ii) a representation that the shareholder is a holder of the Company’s voting common stock (including the number and class of shares held) and that the shareholder intends to appear in person or by proxy at the meeting to make the nomination or present the matter specified in the notice, (iii) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (iv) with respect to notice of an intent to make a nomination, all information regarding each nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act and (v) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. A copy of the Company’s Bylaws have been filed with the SEC or may otherwise be obtained upon written request to the Corporate Secretary of the Company.

Accordingly, a shareholder who intends to raise a proposal to be acted upon at the 2019 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2019 definitive proxy statement, must inform the Company by sending written notice to the Company’s Corporate Secretary at Capstar Financial Holdings, Inc., 1201 Demonbreun Street, Suite 700, Nashville, Tennessee 37203, no earlier than December 22, 2017 nor later than February 5, 2018. The persons named as proxies in the Company’s proxy for the 2018 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting.

The foregoing description of the advance notice provisions of our Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws, which were filed with the SEC on August 29, 2016 as an exhibit to our Registration Statement on Form S-1 (File Number 333-213367). Accordingly, we advise you to review our Bylaws for additional stipulations relating to advance notice of director nominations and business proposals.

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